EX-99.906

CERTIFICATION

Jordan Ruddy, President, and Simon Adamiyatt, Treasurer of Bluerock Total Income+ Real Estate Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Treasurer
Bluerock Total Income+ Real Estate Fund	Bluerock Total Income+ Real Estate Fund

/s/ Jordan Ruddy	/s/ Simon Adamiyatt
Jordan Ruddy, President	Simon Adamiyatt, Treasurer
June 6, 2019	June 6, 2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Bluerock Total Income+ Real Estate Fund and will be retained by the Bluerock Total Income+ Real Estate Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.